Exhibit 107

Calculation of Filing Fee Table

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

GCL Global Holdings Ltd

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457(c)	83,456,793	(2)	$1.93	(3)	$161,071,611	(3)	0.0001531	$24,660
Fees to Be Paid	Equity	Ordinary Shares issuable on exercise of Warrants	457(f)(1)	16,500,000	(4)	$11.50	(5)	$189,750,000	(5)	0.0001531	$29,051

			Total Offering Amounts					$350,821,611			$53,711
			Total Fees Previously Paid								—
			Total Fee Offsets								—
			Net Fees Due								$53,711

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional ordinary shares that may become issuable to prevent dilution from any stock splits, stock dividends or similar transactions that could affect the securities to be offered by the Selling Shareholders named in this Registration Statement, and the ordinary shares set forth in this table shall be adjusted to include such shares, as applicable.

(2)	Represents (i) 80,581,793 ordinary shares issued as merger consideration in connection with the Business Combination and (ii) 2,875,000 ordinary shares issued to the sponsor of RFAC. These shares are registered for resale on this registration statement.

(3)	Based on the average of the high ($2.00) and low ($1.86) prices of the registrant’s ordinary shares on the Nasdaq on March 31, 2025.

(4)	Represents up to 16,500,000 ordinary shares issuable upon the exercise of 16,500,000 Warrants, including (i) 11,500,000 ordinary shares issuable upon the exercise of 11,500,000 Warrants, which were originally included in the units sold in the initial public offering of RFAC and (ii) 5,000,000 ordinary shares issuable upon the exercise of 5,000,000 Warrants, which were originally issued concurrently with the initial public offering of RFAC in a private placement to certain Selling Shareholders.

(5)	Based on the exercise price of Warrants which is $11.50.